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                                                                   Exhibit 10.46

                      RESTRICTED STOCK PURCHASE AGREEMENT

          This Agreement is made as of September 29, 2000 by and between FIRETAP COMMUNICATIONS INCORPORATED, a Delaware corporation (the "Company") and Catherine Hapka, the Chief Executive Officer of RHYTHMS NETCONNECTIONS, INC., a Delaware corporation (Catherine Hapka, the "Purchaser").

          In consideration of the covenants, representations and considerations set forth in this Agreement, the parties to this Agreement hereby agree as follows:

                             1. PURCHASE OF SHARES

1.1 Purchase. The Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to the Purchaser, a number of Shares (the "Purchased Shares") equal to one and one-half percent (1 1/2%) of the total outstanding shares of Company on a fully-diluted basis as of the conclusion of the first round of financing for Company which ended in approximately April, 2000 (the "First Round"), which one and one half percent (1 1/2 %) shall be calculated on a post-money basis in respect of the First Round without regard to subsequent issuances of shares. The total number of shares issued under this Agreement, the Restricted Stock Purchase Agreement dated as of the date hereof between Rhythms Netconnections, Inc. ("Rhythms") and Company and the Service Agreement dated as of the date hereof between Rhythms and Company shall be up to 5% of the total outstanding shares of Company on a fully-diluted basis as of the conclusion of the First Round, which 5% shall be calculated on a post-money basis in respect of the First Round without regard to subsequent issuances of shares. The Purchased Shares shall be issued pursuant to Company's employee and director stock option plan (the "Plan") once it is adopted by Company. Company agrees to use commercially reasonable efforts to adopt the Plan within a commercially reasonable time period.

1.2 Payment. The Purchaser shall purchase the Purchased Shares by (i) payment of $0.001 for each Purchased Share on the date hereof, and (ii) providing the continuing services of the Director, subject to the terms and conditions contained herein ("Purchase Price").

1.3 Issuance of Shares. The Purchased Shares shall be issued within 30 days' of the adoption of the Plan.

1.4 Stockholder Rights. Until such time as the Company actually exercises its Repurchase Rights (as defined herein) under this Agreement, if ever, the Purchaser (or any successor in interest) is entitled to all the rights of a stockholder with respect to the Purchased Shares, subject, however, to the restrictions of this Agreement and the Company's Stockholders Agreement, dated as of May 15, 2000, as may be amended from time to time (the "Stockholders Agreement").

                               2. SECURITIES LAW
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2.1  Investment Intent.  The Purchaser hereby warrants and represents that the
     Purchaser will acquire the Purchased Shares for the Purchaser's own account and not with a view to their resale or distribution.

2.2 Exemption from Registration. The Purchaser acknowledges that the Purchased Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and will be issued in reliance upon an exemption from such registration.

2.3 Restricted Securities. The Purchaser hereby confirms that the Purchaser has been informed that the Purchased Shares will be restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, the Purchaser hereby acknowledges that the Purchaser is prepared to hold the Purchased Shares for an indefinite period and that the Purchaser is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

2.4 Disposition of Shares. The Purchaser hereby agrees that the Purchaser may not make any disposition of the Purchased Shares other than in accordance with the Plan, the Stockholders Agreement and all applicable securities laws. The Company will not be required:

     (A) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Section 2; nor

     (B) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

2.5 Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with the following restrictive legend:

               (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT, PURSUANT TO A CERTAIN STOCKHOLDERS AGREEMENT AMONG FIRETAP COMMUNICATIONS INCORPORATED (THE "COMPANY"), HOMESTORE.COM, INC. AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, TO CERTAIN RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

               (ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE

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          COMPNY AND THE REGISTERED HOLDER HEREOF WHICH INCLUDES A RIGHT OF
          REPURCHASE. A COPY OF SUCH RESTRICTED STOCK PURCHASE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

               (iii) THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

2.6 Nature of Purchaser. The Purchaser hereby warrants and represents that the Purchaser is and will be at the time of purchase an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D adopted by the Securities and Exchange Commission under the Securities Act of 1933 (17 CFR Sec. 230.501(a)).

                           3. TRANSFER RESTRICTIONS

3.1 Restriction on Transfer. The Purchaser may not transfer, assign, encumber, or otherwise dispose of any of the Purchased Shares that are subject to the Company's Repurchase Right under Section 4 and pursuant to such Repurchase Right.

                   4. VESTING SCHEDULE AND REPURCHASE RIGHT

4.1 Vesting Schedule. On the date of the first anniversary of the issuance of the Purchased Shares, 33% of the Purchased Shares shall be considered "Vested Shares" and the remainder shall be considered "Unvested Shares." On the date of the second anniversary hereof, an additional 33% of the Purchased Shares shall become Vested Shares. Finally, on the date of the third anniversary hereof, the remaining 34% of the Purchased Shares shall become Vested Shares.

4.2  Repurchase Rights Based on Services of Catherine Hapka.

     (A) If Catherine Hapka is not a member of the Company's Board of Directors, whether voluntarily or involuntarily (A) due to a permanent disability of Catherine Hapka rendering her unable to continue working for the Company's Board of Directors, (B) due to the Board of Directors or the stockholders of the Company removing her from the Board of Directors with Cause (as defined below), or (C) due to the Board of Directors or the stockholders of the Company voting not to elect or re-elect Catherine Hapka to the Board of Directors because she has engaged in any conduct which constitutes Cause for removal, then the Company will have the option (the "Repurchase Right"), exercisable within 30 days of such event by notice to the Purchaser or the Purchaser's legal

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          representatives, heirs, legatees, distributees, assigns or transferees, to repurchase from the Purchaser (unless prohibited by any applicable law) all of the Unvested Shares of Purchased Shares owned by the Purchaser at the purchase price of $0.10 per share (the "Repurchase Price").

     (B) Notwithstanding anything to the contrary in this Agreement, any Unvested Shares of Purchased Shares shall immediately vest if the Board of Directors or the Company's shareholders remove or do not re-elect Catherine Hapka without having Cause.

          For the purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Catherine Hapka has engaged in or committed: willful misconduct; gross negligence; theft, fraud or other illegal conduct; refusal or unwillingness to perform her duties; sexual harassment; conduct which reflects adversely upon, or making any remarks disparaging of, the Company, its Board, officers, directors, advisors or employees or its affiliates or subsidiaries; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation, business or a business relationship of the Company; violation of any fiduciary duty to Company; violation of any duty of loyalty to Company; and breach of any term of this Agreement.

                             5. GENERAL PROVISIONS

5.1 Assignment. The Company may, at its option, assign its Repurchase Right under Section 4 to any person or entity selected by the Company's Board of Directors, including, but not limited to, one or more stockholders of the Company.

5.2 Notices. Any notice required hereunder will be deemed effective upon personal delivery or five (5) days following deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated on the shareholder records of the Company or at such other address as such party may designate by ten
     (10) days advance written notice under this Section 5.2 to the other party to this Agreement.

5.3 No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Repurchase Right granted under Section 4 will not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement, the Plan or any other agreement between the Company and the Purchaser. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.4 Cancellation of Shares. If the Company (or its assignees) makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Purchaser will no longer have any rights as

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     a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares will be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) will be deemed the owner and holder of such shares.

                               6.  MISCELLANEOUS

6.1 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

6.2 Governing Law; Venue. This Agreement will be governed by, and construed in accordance with, the laws of the State of California as such laws are applied to agreements among California residents entered into and performed entirely within California. Any dispute or controversy out of this Agreement shall have its venue in the state or federal courts located in Los Angeles, California and each party hereby consents to that venue and jurisdiction of any such court.

6.3 Enforcement. If any action at law or in equity is necessary to enforce or interpret the term of this Agreement or to protect the rights obtained hereunder the prevailing party will be entitled to its reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which it may be entitled.

6.4 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

6.5 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.6 Director Status. Nothing contained in this Agreement or in any other related document will confer upon Catherine Hapka any right to continue to serve on the Company's Board of Directors or constitute any contract of employment, or interfere in any way with the right of the Company and its stockholders to remove Catherine Hapka from the Company's Board of Directors.

6.7 Construction of Agreement. This Agreement has been drafted by counsel for the Company. The Purchaser has had the opportunity to seek separate representation with respect to this Agreement. This Agreement is to be construed fairly and not strictly for or against either of the parties.


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          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                         FIRETAP COMMUNICATIONS INCORPORATED

                         By:_____________________________________
                         Name:
                         Title:

                         RHYTHMS NETCONNECTIONS, INC.

                         ________________________________________
                         Name:
                         Title:

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